UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Quest Resource Holding Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

QUEST RESOURCE HOLDING CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 17, 2014

The Annual Meeting of Stockholders of Quest Resource Holding Corporation, a Nevada corporation, will be held at 9:00 a.m., local time, on Wednesday, September 17, 2014, at 6175 Main Street, Suite 420, Frisco, Texas 75034, for the following purposes:

1. To elect three directors, each to serve for a three-year term expiring in 2017.

2. To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2013 (“say-on-pay”).

3. To approve our 2014 Employee Stock Purchase Plan.

4. To ratify the appointment of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2014.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on August 4, 2014 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to vote by proxy as soon as possible by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously given your proxy.

Sincerely,

/s/ Laurie L. Latham

Laurie L. Latham

Secretary

Frisco, Texas

August 18, 2014

QUEST RESOURCE HOLDING CORPORATION

6175 Main Street, Suite 420

Frisco, Texas 75034

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is being solicited on behalf of Quest Resource Holding Corporation, a Nevada corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, September 17, 2014, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at 6175 Main Street, Suite 420, Frisco, Texas 75034. If you need directions to the location of the meeting, please call (972) 464-0004.

These proxy solicitation materials were first released on or about August 18, 2014 to all stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on September 17, 2014. These proxy materials, which include the notice of annual meeting, this proxy statement, and our 2013 Annual Report for the fiscal year ended December 31, 2013, are available at www.cstproxy.com/questrmg/2014.

Stockholders Entitled to Vote; Record Date; How to Vote

Stockholders of record at the close of business on August 4, 2014, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 97,050,674 shares of our common stock. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

If, on August 4, 2014, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting. Alternatively, you may vote by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by filling out and returning the enclosed proxy card as instructed on the enclosed proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting and vote in person.

If, on August 4, 2014, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should have received voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions provided by that organization to submit your proxy. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Quorum; Required Vote; Broker Non-Votes and Abstentions

The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Votes cast in person or by proxy at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present.

Assuming that a quorum is present, the three persons receiving the largest number of “for” votes of our common stock present in person or by proxy at the meeting and entitled to vote (a plurality) will be elected directors. Stockholders do not have the right to cumulate their votes in the election of directors. The affirmative vote of a majority of the votes cast will be required to approve our 2014 Employee Stock Purchase Plan and to ratify the appointment of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2014. The advisory vote on the compensation of our named executive officers for fiscal 2013 (“say-on-pay”) is non-binding, but the Board of Directors will consider the input of stockholders based on a majority of votes cast for the say-on-pay proposal.

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of Semple, Marchal and Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2014. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.

Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors, the say-on-pay proposal, or the proposal to approve our 2014 Employee Stock Purchase Plan. For your vote to be counted in the election of directors, the say-on-pay proposal, or the proposal to approve our 2014 Employee Stock Purchase Plan, you will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

As provided in our bylaws, a majority of the votes cast means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal. Because abstentions and broker non-votes do not represent votes cast “for” or “against” a proposal, broker non-votes and abstentions will have no effect on the election of directors, the say-on-pay proposal, the proposal to approve our 2014 Employee Stock Purchase Plan, or the proposal to ratify the appointment of Semple, Marchal and Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2014, as each such proposal is determined by reference to the votes actually cast by the shares present in person or by proxy at the meeting and entitled to vote.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. Except as provided above under “Quorum; Required Vote; Broker Non-Votes and Abstentions,” if no specification is indicated, the shares will be voted (1) “for” the election of each of the three director nominees set forth in this proxy statement, (2) “for” the approval of the compensation of our named executive officers for fiscal 2013, (3) “for” the proposal to approve our 2014 Employee Stock Purchase Plan, and (4) “for” the ratification of the appointment of Semple, Marchal and Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2014. If any other matter is properly presented at the meeting, the individuals specified in the proxy will vote your shares using their best judgment.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2013 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information contained in the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in our Annual Report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at the address of our executive offices set forth in this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our articles of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. The number of directors currently is fixed at nine and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. Our Board of Directors has nominated T. Jeffrey Cheney, Jeffrey D. Forte, and I. Marie Wadecki for election as Class II directors for three-year terms expiring in 2017 or until their respective successors are elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” each of the nominees named above. Messrs. Cheney and Forte and Ms. Wadecki currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Our Board of Directors recommends a vote “for” the nominees named herein.

The following table sets forth certain information regarding our directors:

Name	Age	Position
Mitchell A. Saltz	61	Chairman of the Board (3)
Colton R. Melby	56	Vice Chairman of the Board
Brian S. Dick	39	President, Chief Executive Officer, and Director
T. Jeffrey Cheney, Jr.	39	Director
Jeffrey D. Forte	49	Director
Michael F. Golden	60	Director (1)(2)(3)
Ronald L. Miller, Jr.	50	Director (1)(2)(3)
Barry M. Monheit	67	Director
I. Marie Wadecki	65	Director (1)(2)

(1)	Member of the Audit Committee.
(2)	Member of the Nominations and Corporate Governance Committee.
(3)	Member of the Compensation Committee.

Mitchell A. Saltz has served as Chairman of the Board of our company since October 2012. Mr. Saltz served as Chairman of the Board and co-founder of one of our predecessors, Earth911, Inc., or Earth911, from its inception until October 2012. Mr. Saltz has served as a director of Smith & Wesson Holding Corporation, a publicly held manufacturer of firearms, since October 1998 and previously served as its Chairman of the Board and Chief Executive Officer from February 1998 through December 2003. Mr. Saltz has served as the Chairman and Managing Partner of Southwest Capital Partners, LLC, an investment banking firm, since 2009. Mr. Saltz founded Saf-T-Hammer in 1987, which developed and marketed firearm safety and security products designed to prevent the unauthorized access to firearms, which acquired Smith & Wesson Corp. from Tomkins, PLC in May 2001 and changed its name to Smith & Wesson Holding Corporation. We believe Mr. Saltz’s history as a founder of one of our predecessors and his financial, investment, and management experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Colton R. Melby has served as Vice Chairman of our company since October 2012. Mr. Melby served as Vice Chairman of the Board of one of our predecessors, Earth911, from March 2012 until October 2012, as a director of Earth911 from July 2010 until October 2012, and as Chief Executive Officer of Earth911 from January 2010 until May 2011. Mr. Melby served as Chairman of the Board at CUI Global, Inc., a publicly traded holding company that develops and commercializes innovative industrial and power technologies, from June 2008 to February 2014. Mr. Melby served as President and Chief Operating Officer of Smith & Wesson Holding

Corporation, a publicly held manufacturer of firearms, from September 2002 to December 2003. Mr. Melby has also served in a number of positions within the aerospace industry, most recently with Metal Form, Inc., a privately held aerospace manufacturing company, where he served as President and Chief Executive Officer from 1987 to September 1999. Mr. Melby is a founding member of Melby Brothers Performance Investments, a firm with a history of financing start-up organizations, as well as Chairman of the Board at CUI Global, a publicly traded holding company dedicated to maximizing shareholder value through the acquisition and development of innovative companies and technologies. We believe Mr. Melby’s service as a former officer of one of our predecessors, his executive experience with a major public company, and his financial, investment, and management experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Brian S. Dick has served as President, Chief Executive Officer, and a director of our company since July 2013. Mr. Dick is a co-founder of our subsidiary, Quest Resource Management Group, LLC, or Quest, and has served as its Chief Executive Officer since March 2007. Mr. Dick served as Vice President – Southeast Region of Atlantic Industrial Services, Inc., an industrial waste management and environmental contracting services company, from September 2001 to March 2007. From March 1998 to September 2001, Mr. Dick served as Regional Health and Safety Manager of Safety-Kleen Systems, Inc., an environmental services company. We believe Mr. Dick’s position as President and Chief Executive Officer of our company, his position as Chief Executive Officer and co-founder of Quest, his intimate knowledge and experience with all aspects of the operations, opportunities, and challenges of Quest, and his extensive experience in the environmental services industry provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

T. Jeffrey Cheney, Jr. has served as Vice President of our company and President of Earth911 since May 2014 and as a director of our company since October 2013. Mr. Cheney has served on the City Council of the city of Frisco, Texas since June 2007, serving as Mayor Pro Tem four times. Since January 2003, Mr. Cheney has also served as Broker Associate at Keller Williams Realty, a real estate company. Mr. Cheney is the owner and operator of Frisco-Online.com, an online community forum, and Northstar Property Management, a property leasing and management company. From August 2000 to January 2003, Mr. Cheney served as Director of Portfolio Operations for Highland Capital Management, an investment advisory firm. Mr. Cheney served as Senior Associate – Audit of PriceWaterhouseCoopers from June 1998 to August 2000. Mr. Cheney is a certified public accountant, a registered investment advisor, and a licensed real estate broker. We believe Mr. Cheney’s position as Vice President of our company and President of Earth911 and his prior accounting experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Jeffrey D. Forte has served as a director of our company since July 2013. Mr. Forte is a co-founder of our Quest subsidiary and served as its President from March 2007 until July 2013. Mr. Forte served as Vice President of National Accounts for Atlantic Industrial Services, Inc., an industrial waste management and environmental contracting services company, from April 2003 to March 2007. From October 2000 to April 2003, Mr. Forte served as Vice President of National Accounts for Probex Oil Recovery Services, Inc., an energy technology company providing proprietary oil recovery services. Mr. Forte served as National Account Manager for Pennzoil-Quaker State Company from April 1998 to October 2000, as National Account Manager for Quaker State Oil Refining Corporation/Specialty Environmental Services, Inc. from August 1994 to April 1998, and as Regional Account Manager and Director of New Business Development for Specialty Environmental Services, Inc. from September 1991 to August 1994. We believe Mr. Forte’s service as the former President and co-founder of Quest, his intimate knowledge and experience with all aspects of the operations, opportunities, and challenges of Quest, and his extensive experience in the environmental services industry provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Michael F. Golden has served as a director of our company since October 2012. Mr. Golden has served as a director of Smith & Wesson Holding Corporation, a publicly held manufacturer of firearms, since December 2004. Mr. Golden served as the President and Chief Executive Officer of Smith & Wesson Holding Corporation from December 2004 until his retirement in September 2011. Mr. Golden was employed in various executive positions with the Kohler Company from February 2002 until joining Smith & Wesson Holding Corporation, with his most recent position being the President of its Cabinetry Division. Mr. Golden was the President of Sales for the Industrial/Construction Group of the Stanley Works Company from 1999 until 2002; Vice President of Sales for Kohler’s North American Plumbing Group from 1996 until 1998; and Vice President – Sales and Marketing for a division of The Black & Decker Corporation where he was employed from 1981 until 1996. Since February 2013,

Mr. Golden has served as a member of the board of directors, a member of the Audit Committee, and a member of the Governance Committee of Trex Company, Inc., a New York Stock Exchange-listed manufacturer of high-performance wood-alternative decking and railing. We believe Mr. Golden’s service as the former President and Chief Executive Officer of a publicly held company and his long business career at major companies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Ronald L. Miller, Jr. has served as a director of our company since October 2012. Mr. Miller served as a director of one of our predecessors from July 2010 to October 2012. Mr. Miller has served as the Chief Executive Officer of Southwest Capital Partners, LLC, an investment banking firm, since September 2009. Mr. Miller is a director and Chairman of the Audit Committee of Airware Labs Corp., a provider of products that improve breathing, safety, and overall wellness. Mr. Miller served as a Managing Director of CKS Securities LLC, an investment banking firm, from February 2010 to December 2011. He served as Vice Chairman of Miller Capital Markets, LLC, a Scottsdale, Arizona headquartered boutique investment banking firm from May 2009 to August 2009. Mr. Miller served as Chief Executive Officer of Alare Capital Partners, LLC, a Scottsdale-based investment banking and strategic advisory firm, from September 2007 to May 2009. From 2001 to 2005, Mr. Miller served as a Managing Director of The Seidler Companies Incorporated, an investment banking firm and member of the NYSE. Mr. Miller served from 1998 to 2001 as a Senior Vice President and was instrumental in the opening of the Phoenix, Arizona office of Wells Fargo Van Kasper. From 1994 to 1998, Mr. Miller served as Senior Vice President of Imperial Capital, and from 1993 to 1994, was associated with the Corporate Finance Department of Ernst & Young. Mr. Miller began his career in the M&A department of PaineWebber, Inc. We believe Mr. Miller’s prior leadership roles and his investment banking experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Barry M. Monheit has served as a director of our company since October 2012. Mr. Monheit served as the President and Chief Executive Officer of our company from October 2012 until July 2013 and as President, Chief Executive Officer, and director of one of our predecessors, Earth911, from June 2011 until July 2013. Mr. Monheit has served as a director of Smith & Wesson Holding Corporation, a publicly held manufacturer of firearms, since February 2004 and as Chairman since October 2004. Mr. Monheit served as a financial and operational consultant from April 2010 until June 2011. From May 2009 until April 2010, Mr. Monheit was a Senior Managing Director of FTI Palladium Partners, a financial consulting division of FTI Consulting, Inc., a New York Stock Exchange-listed global advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory, and economic environment. Mr. Monheit was a consultant focusing on financial and operational issues in the corporate restructuring field from January 2005 until May 2009. From July 1992 until January 2005, Mr. Monheit was associated in various capacities with FTI Consulting, Inc., a business advisory firm that provides multidisciplinary solutions to complex challenges and opportunities, serving as the President of its Financial Consulting Division from May 1999 through November 2001. Mr. Monheit was a partner with Arthur Andersen & Co. from August 1988 until July 1992, serving as partner-in-charge of its New York Consulting Division and partner-in-charge of its U.S. Bankruptcy and Reorganization Practice. We believe Mr. Monheit’s service as the former President and Chief Executive Officer of our company and its predecessors, his intimate knowledge and experience with all aspects of the operations, opportunities, and challenges of our company, his extensive experience in financial and operational consulting gained as an executive of major restructuring firms, and his executive experience with major companies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

I. Marie Wadecki has served as a director of our company since October 2012. Ms. Wadecki has served as a director of Smith & Wesson Holdings Corporation, a publicly held manufacturer of firearms, since September 2002. Ms. Wadecki served as the Corporate Budget Director of the McLaren Health Care Corporation, a Michigan-based $3.5 billion eight-hospital health care system, from January 2001 until her retirement in September 2007. Ms. Wadecki was employed by McLaren for more than 30 years, holding positions of increasing responsibility. In November 2008, Ms. Wadecki was appointed to the McLaren Flint Medical Center’s Foundation Board of Trustees. Ms. Wadecki is a member of the National Association of Corporate Directors, the American College of Healthcare Executives, Women Business Leaders of the U.S. Healthcare Industry Foundation, and Women Corporate Directors. Ms. Wadecki is recognized as a Board Leadership Fellow by the National Association of Corporate Directors, which is an organization devoted to advancing exemplary board leadership by providing support and educational opportunities to directors and boards. We believe Ms. Wadecki’s public company board experience, long employment history with a major health care organization, financial background, and corporate governance expertise provide the requisite qualifications, skills, perspectives, and experience that make her well qualified to serve on our Board of Directors.

There are no family relationships among any of our directors and executive officers.

On July 16, 2013, in connection with our acquisition of Quest, we entered into a stockholders voting agreement with Messrs. Saltz and Melby, or the Class P Stockholders, and Messrs. Dick and Forte, or the Class D Stockholders, pursuant to which the Class P Stockholders and the Class D Stockholders agreed to vote all shares of our common stock owned by them or acquired by them in the future for a board consisting of six Class P Directors as designated by the Class P Stockholders or, in the absence of such designation, a majority of the Class P Directors, and three Class D Directors as designated by the Class D Stockholders, or in the absence of such designation, a majority of the Class D Directors. The initial Class P Directors were Messrs. Saltz, Melby, Golden, Miller, and Monheit and Ms. Wadecki. The initial Class D Directors were Messrs. Cheney, Dick, and Forte. The stockholders voting agreement will continue until the earlier of (i) five years from the date of the agreement, (ii) such time as either the Class P Stockholders or the Class D Stockholders own less than 10% of our outstanding common stock, or (iii) the mutual agreement of the parties.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that Messrs. Saltz, Melby, Golden, and Miller and Ms. Wadecki are independent directors, as “independence” is defined by the listing standards of the Nasdaq Stock Market, or Nasdaq, and by the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director. Messrs. Dick and Cheney are employee directors. Messrs. Forte and Monheit are not considered independent directors of our company because of their recent service as executive officers of our company and/or its predecessors and subsidiaries.

Classification of our Board of Directors

Our Board of Directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors of a particular class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Messrs. Golden, Melby, and Monheit are Class I directors whose terms will expire in 2016. Messrs. Cheney and Forte and Ms. Wadecki are Class II directors whose terms will expire at the meeting, but have been nominated by our Board of Directors for re-election for three-year terms expiring in 2017. Messrs. Dick, Miller, and Saltz are Class III directors whose terms will expire in 2015.

Committee Charters, Corporate Governance Guidelines, and Codes of Conduct and Ethics

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website, at www.qrhc.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials specified by SEC regulations. These documents are also available in print to any stockholder requesting a copy in writing from our Secretary at the address of our executive offices set forth in this proxy statement.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presence or participation of management. The Chairman of our Board of Directors serves as the presiding director of such executive sessions.

Board Committees

Our bylaws authorize our Board of Directors to appoint from among its members one or more committees consisting of one or more directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee, each consisting entirely of independent directors as “independence” is defined by the listing standards of Nasdaq and by the SEC.

The Audit Committee

The purpose of the Audit Committee includes overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company and providing assistance to our Board of Directors with respect to its oversight of the integrity of our company’s financial statements, our company’s compliance with legal and regulatory requirements, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accountant to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent registered public accountant and our financial accounting staff; and reviews and approves any transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Miller and Golden and Ms. Wadecki. Our Board of Directors has determined that each of Messrs. Miller and Golden and Ms. Wadecki, whose backgrounds are detailed above, qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Miller chairs the Audit Committee. Mr. Saltz served on the Audit Committee during all of fiscal 2013.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or, when appropriate, recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Golden, Miller, and Saltz. Mr. Golden chairs the Compensation Committee.

The Nominations and Corporate Governance Committee

The purpose of the Nominations and Corporate Governance Committee includes the selection or recommendation to our Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board of Directors, the oversight of the evaluations of our Board of Directors and management, and the development and recommendation to our Board of Directors of a set of corporate governance principles applicable to our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Golden and Miller and Ms. Wadecki. Ms. Wadecki chairs the Nominations and Corporate Governance Committee.

The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the information required by our bylaws is submitted in writing in a timely manner addressed and delivered to our Secretary at the address of our executive offices set forth in this proxy statement. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, debt and equity placements, and new service offerings.

Our board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Pursuant to its charter, the Audit Committee oversees the financial and reporting processes of our company and the audit of the financial statements of our company and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our company, our company’s compliance with legal and regulatory requirements, the independent registered public accountant’s qualification and independence, and the performance of our independent registered public accountant. The Compensation Committee considers the risk of our compensation policies and practices and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our Nominations and Corporate Governance Committee oversees governance related risk, such as board independence, conflicts of interests, and management and succession planning.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of prospective directors is made in the context of the perceived needs of our Board of Directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should continue to serve as a director of our company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. Our Corporate Governance Guidelines support flexibility in the structure of our Board of Directors by not requiring the separation of the roles of Chief Executive Officer and Chairman of the Board.

We currently maintain separate roles between the Chief Executive Officer and Chairman of the Board in recognition of the differences between the two responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and day-to-day leadership and performance of our company. The Chairman of the Board provides input to the Chief Executive Officer, sets the agenda for board meetings, and presides over meetings of the full Board of Directors as well as executive sessions of the Board of Directors.

Clawback Policy

We adopted a clawback policy on May 21, 2014. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws, we will have the right to use reasonable efforts to recover from any current or former executive officers who received incentive compensation (whether cash or equity) from us during the three-year period preceding the date on which we were required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. This policy is administered by the Compensation Committee of our Board of Directors. The policy is effective for financial statements for periods beginning on or after January 1, 2014. Once final rules are adopted by the SEC regarding the clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will review this policy and make any amendments necessary to comply with the new rules.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended December 31, 2013, Messrs. Golden, Miller, and Saltz served on our Compensation Committee. Messrs. Golden and Miller had no material contractual or other relationships with us during such transition period except as directors and equity holders. See “Certain Relationships and Related Transactions” for additional disclosure regarding Mr. Saltz.

Board and Committee Meetings

Our Board of Directors held a total of ten meetings during the fiscal year ended December 31, 2013. During the fiscal year ended December 31, 2013, the Audit Committee held eight meetings; the Compensation Committee held three meetings; and the Nominations and Corporate Governance Committee held one meeting. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she was a member.

Annual Meeting Attendance

We encourage each of our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of our Board of Directors on the same day as our annual meeting of stockholders. All of our directors attended our 2013 Annual Meeting of Stockholders.

Communications with Directors

Stockholders and other interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Quest Resource Holding Corporation c/o any specified individual director or directors at the address of our executive offices set forth in this proxy statement. Any such letters are sent to the indicated directors.

MANAGEMENT

The following table sets forth certain information regarding our executive officers:

Name	Age	Position
Brian S. Dick	39	President and Chief Executive Officer
Laurie L. Latham	57	Senior Vice President and Chief Financial Officer
T. Jeffrey Cheney	39	Vice President; President of Earth911

Brian S. Dick’s biography is set forth under the heading “Proposal One—Election of Directors—Nominees” above.

Laurie L. Latham has served as Senior Vice President and Chief Financial Officer of our company since January 2013. Ms. Latham served as Chief Financial Officer and Senior Vice President of Finance and Administration of ViewCast Corporation, a publicly held digital media hardware and software development and manufacturing company, from December 1999 to August 2012. From 1997 to 1999, Ms. Latham served as Senior Vice President and Chief Financial Officer of Perivox Corporation, an interactive communications and direct marketing company. From 1994 through 1997, Ms. Latham served as Vice President of Finance and Administration of Axis Media Corporation, a graphics, photography, and marketing agency. Prior to joining Axis Media Corporation, Ms. Latham had been in public practice with national and regional accounting firms, including KPMG Peat Marwick, and served as Vice President of Finance and Administration for Medialink International Corporation, a food industry technology company. In addition, Ms. Latham’s earlier career experience included roles within the oil and gas, real estate, and agricultural industries. Ms. Latham is a Certified Public Accountant.

T. Jeffrey Cheney’s biography is set forth under the heading “Proposal One – Election of Directors – Nominees” above.

EXECUTIVE COMPENSATION

Fiscal 2013 Summary Compensation Table

The following table sets forth, for the fiscal year ended December 31, 2013, the transition period ended December 31, 2012, and the fiscal year ended June 30, 2012, information with respect to compensation for services in all capacities to us and our subsidiaries earned by our principal executive officer, our former principal executive officer, our only other executive officer who was serving as an executive officer on December 31, 2013, and one additional individual who served as an executive officer during the fiscal year ended December 31, 2013 but was not serving as an executive officer on December 31, 2013. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Year (1)	Salary (2)	Bonus (2)	Stock and Option Awards (3)	All Other Compensation (4)	Total
Brian S. Dick (5)	2013	$282,902	—	$165,117	$9,130	$457,149
President, Chief Executive Officer, and Director	2012T	—	—	—	—	—
	2012	—	—	—	—	—
Barry M. Monheit (6)	2013	$239,370	—	—	—	$239,370
President, Chief Executive Officer, and Director	2012T	$50,000	—	$841,599	—	$891,599
	2012	—	—	—	—	—
Laurie L. Latham (7)	2013	$185,000	$19,847	$335,561	$8,559	$548,967
Senior Vice President and Chief Financial Officer	2012T	—	—	—	—	—
	2012	—	—	—	—	—
Corey A. Lambrecht (8)	2013	$200,000	—	—	—	$200,000
President and Chief Operating Officer of Earth911	2012T	$41,667	—	$420,799	—	$462,466
	2012	—	—	—	—	—

(1)	2012T refers to the transition period from July 1, 2012 to December 31, 2012.
(2)	The amounts in this column reflect the amounts earned during the transition period or fiscal year, as applicable, whether or not actually paid during such year, and include amounts deferred pursuant to non-incentive deferred compensation plans.
(3)	The amounts in this column reflect the aggregate grant date fair value of option awards granted to our named executive officers during the transition period or fiscal year, as applicable, calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in the footnotes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The amounts reported in this column do not correspond to the actual economic value that may be received by our named executive officers from their option awards.
(4)	The named executive officers participate in certain group life, health, disability insurance, and medical reimbursement plans not disclosed in the Summary Compensation Table that are generally available to salaried employees and do not discriminate in scope, terms, and operation. The figure shown for each named executive officer is for employer contributions to a qualified deferred compensation plan (401(k) plan) and auto allowance. Our 401(k) plan provides employees with an opportunity to defer compensation for retirement. Employees may contribute up to 60% of compensation, subject to IRS limits. We match 100% of the first 3% of employee contributions annually.
(5)	Mr. Dick became our President, Chief Executive Officer, and Director on July 16, 2013 and his compensation is for the period January 1, 2013 through December 31, 2013, including amounts earned as Chief Executive Officer of one of our predecessor companies.
(6)	Mr. Monheit served as our President and Chief Executive Officer from October 17, 2012 to July 16, 2013 and provided transition services from July 16, 2013 until September 15, 2013.
(7)	Ms. Latham became our Chief Financial Officer on January 2, 2013.
(8)	Mr. Lambrecht served as President and Chief Operating Officer of one of our predecessor companies, Earth911, from January 2010 to July 2013; however, compensation information is only provided for compensation earned following the closing of our merger transaction with Earth911 on October 17, 2012.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2013.

		Option Awards
		Number of Securities Underlying Unexercised Options (1)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
Name	Grant Date	Exercisable		Unexercisable
Brian S. Dick	10/18/2013	—		100,000	(2)		$2.05	10/18/2023
Barry M. Monheit	03/21/2012	1,381,115	(3)	—			$2.36	03/21/2022
	11/19/2012	500,000	(4)	—			$2.10	11/19/2022
	10/18/2013	4,167	(5)	20,833	(5)		$2.05	10/18/2023
Laurie L. Latham	01/02/2013	—		100,000	(6)		$2.65	01/02/2023
	10/18/2013	—		75,000	(7)		$2.05	10/18/2023
Corey A. Lambrecht	11/19/2012	250,000	(8)	—			$2.10	11/19/2022

(1)	Except for 1,381,115 options granted to Mr. Monheit prior to the adoption of our 2012 Incentive Compensation Plan, all of the options granted to our named executive officers were granted under and are subject to the terms of our 2012 Incentive Compensation Plan, as further described below under “2012 Incentive Compensation Plan.”
(2)	One-third of the total number of shares underlying this option vest on each of the first, second, and third anniversary of the date of grant.
(3)	100% of the total number of shares underlying this option vested on June 30, 2012 and became exercisable.
(4)	100% of the total number of shares underlying this option vested on September 15, 2013 and became exercisable.
(5)	1/12th of the total number of shares underlying this option vest and become exercisable on the last day of each month following the date of grant.
(6)	100% of the total number of shares underlying this option vested on January 1, 2014 and became exercisable.
(7)	One-third of the total number of shares underlying this option vest and become exercisable on each of the first, second, and third anniversary of the date of grant.
(8)	100% of the total number of shares underlying this option vested on August 16, 2013 and became exercisable.

Employment and Other Agreements with Our Named Executive Officers

Brian S. Dick

We entered into an employment agreement with Mr. Dick, our President and Chief Executive Officer, providing for Mr. Dick to serve as our President and Chief Executive Officer for a period of five years. The employment agreement provides that Mr. Dick will be entitled to receive a base salary of $325,000 per annum; an annual bonus based upon achievement of performance goals as determined by our Board of Directors, which bonus for 2013 will not be less than $250,000 if our 2013 EBITDAS (as defined in the employment agreement) is at least $5.0 million; a car allowance of $750 per month; and annual stock-based compensation awards determined by our Board of Directors. Mr. Dick will also be eligible to participate in executive compensation programs, group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, and benefits approved by our Board of Directors and generally made available to our executive employees. Mr. Dick also will be entitled to severance benefits in certain events following a termination of employment by us or following a change in control as described in the employment agreement. The employment agreement also provides for (i) a non-competition period equal to the longer of 12 months after the termination of Mr. Dick’s employment with us and the period during which Mr. Dick receives cash severance and (ii) non-solicitation of our employees and customers for a period of 24 months after the termination of Mr. Dick’s employment with us. The employment agreement further provides that if there is an event of default on the convertible secured promissory note issued to Mr. Dick in connection with our acquisition of Quest, Mr. Dick may compete with us and solicit customers, provided that he resigns from all positions held with us.

Barry M. Monheit

We entered into a severance agreement with Barry M. Monheit, our former President and Chief Executive Officer, on October 17, 2012, which was subsequently amended by a transition services, amendment to severance agreement, and release on July 16, 2013. Pursuant to the terms of the transition services, amendment to severance agreement, and release, beginning July 16, 2013, for a period of 60 to 90 days, with such period determined in the sole discretion of our Chief Executive Officer (the “Transition Period”), Mr. Monheit provided mutually agreed upon transition services to our company. During the Transition Period, Mr. Monheit remained on our payroll as a full-time regular employee and continued to receive his full salary and all benefits. Upon the last day of the Transition Period on September 15, 2013, Mr. Monheit began receiving severance pursuant to the terms of the severance agreement, as amended by the transition services, amendment to severance agreement, and release. As amended, Mr. Monheit’s severance agreement provides that (i) he will receive his base salary for a period of 18 months; (ii) all unvested stock-based compensation held by Mr. Monheit vested as of the date of termination; (iii) we will continue health insurance coverage for Mr. Monheit for as long as he remains a director of our company, or will reimburse Mr. Monheit for continuation coverage pursuant to COBRA if he is terminated or resigns from his position as a director of our company or in the event that the insurance company will not permit coverage of Mr. Monheit, and we will reimburse Mr. Monheit for coverage of his spouse on a separate plan; (iv) we will continue to provide Mr. Monheit with a cell phone during such 18-month period; and (v) we will provide Mr. Monheit with administrative support and access to office space at our offices if needed by Mr. Monheit, on an as available basis, during such 18-month period. The severance agreement prohibits Mr. Monheit from competing with us for a period of 12 months following the termination of his employment by us other than for cause or upon resignation by Mr. Monheit. The severance agreement also prohibits Mr. Monheit from soliciting or hiring any person who is employed by or was employed by us within 12 months of the termination of Mr. Monheit’s employment for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for us. In addition, the transition services, amendment to severance agreement, and release provides that Mr. Monheit releases our company, its predecessors, parent, subsidiaries, affiliated entities, and the past and present officers, directors, employees, shareholders, agents, successors, representatives, and assigns from any and all claims, charges, complaints, liabilities, and obligations of any nature whatsoever, whether then known or unknown, and whether asserted or unasserted, arising from any event or omission occurring prior to the date of the agreement, including any and all claims arising out of or which could arise out of the employment relationship between Mr. Monheit and each of our company, Earth911, and Youchange and Mr. Monheit’s resignation therefrom. Pursuant to the transition services, amendment to severance agreement, and release, we also released Mr. Monheit from any and all claims, rights, demands, actions, causes of action, damages, and liabilities of any and every kind, nature, and character whatsoever, whether based on a tort, contract, statute, or any other theory of recovery, whether known or unknown, arising or that could have been asserted on or before the date of the agreement, excluding claims of fraud, intentional tort, misappropriation of trade secrets, and breach of duties.

Corey A. Lambrecht

Earth911 entered into a severance agreement with Corey A. Lambrecht, Earth911’s former President and Chief Operating Officer, on October 17, 2012. Under the terms of the severance agreement, Mr. Lambrecht’s employment with Earth911 terminated on August 16, 2013 for other than for cause and he was entitled to receive (i) his base salary for a period of 12 months following such termination date, and (ii) all unvested stock-based compensation held by Mr. Lambrecht vested as of the date of termination. The severance agreement prohibits Mr. Lambrecht from competing with Earth911 for a period of 12 months following the termination of his employment. The severance agreement also prohibits Mr. Lambrecht from soliciting or hiring any person who is employed by or was employed by Earth911 within 12 months of the termination of Mr. Lambrecht’s employment for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for Earth911.

The employment of all of our other officers is “at will” and may be terminated by us or the officer at any time, for any reason or no reason.

2012 Incentive Compensation Plan

Our 2012 Incentive Compensation Plan, or the 2012 Plan, was adopted by our Board of Directors on October 18, 2012, and subsequently amended and restated by our Board of Directors on September 9, 2013, retroactive to October 18, 2012. Our stockholders approved the 2012 Plan on October 18, 2013. The purpose of the 2012 Plan is to assist us and our subsidiaries and other designated affiliates, which we refer to as “Related Entities,” in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, and individual consultants who provide services to us or our Related Entities, by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value. As of December 31, 2013, there were outstanding issued but unexercised options under the 2012 Plan to acquire 2,327,500 shares of our common stock at a weighted average exercise price of $2.48 per share. As of December 31, 2013, 5,172,500 shares remained available for future grant under the 2012 Plan. As of August 4, 2014, there were outstanding issued but unexercised options under the 2012 Plan to acquire 3,032,500 shares of our common stock at a weighted average exercise price of $2.70 per share. As of August 4, 2014, there were also issued and outstanding 132,600 undelivered restricted stock units under the 2012 Plan. As of August 4, 2014, 4,334,900 shares remained available for future grant under the 2012 Plan. The material features of the 2012 Plan are outlined below.

Awards. The 2012 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards. A total of 7,500,000 shares of our common stock are reserved and available for delivery under the 2012 Plan. Any shares under the 2012 Plan that are not issued because the awards terminate without the issuance of shares, or because of the withholding of shares to pay taxes or the exercise price of an award, will be available for issuance under the 2012 Plan.

Limitations on Awards. The 2012 Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In any fiscal year during any part of which the 2012 Plan is in effect, no participant may be granted (1) stock options and/or stock appreciation rights with respect to more than 1,000,000 shares of our common stock, or (2) restricted stock, restricted stock units, performance awards and/or other stock-based awards that are intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code that may be settled by the issuance of more than 1,000,000 shares of our common stock, in each case, subject to adjustment in certain circumstances. The maximum amount of cash and the fair market value of property other than shares of our common stock that may be payable to any one participant in settlement of any restricted stock award, restricted stock unit award, performance award, and/or other stock-based award that are intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code, is (i) $2,000,000 with respect to any 12 month performance period (not prorated for any performance period that is less than 12 months), and (ii) with respect to any performance period that is more than 12 months, $5,000,000.

Notwithstanding any other provision of the 2012 Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any outside director during any fiscal year will not exceed $2,000,000 or 750,000 shares of our common stock.

Subject to adjustment as provided in 2012 Plan, the maximum aggregate number of shares of our common stock that may be delivered under the 2012 Plan as a result of the exercise of incentive stock options granted under the 2012 Plan will be 7,500,000 shares.

Except as otherwise provided in the 2012 Plan, the committee (as defined below) will not be permitted to (1) lower the exercise price of a stock option or the grant price of a stock appreciation right after it is granted, (2) cancel a stock option or stock appreciation right when the exercise or grant price exceeds the fair market value of the underlying shares of our common stock in exchange for cash or another award, (3) cancel a stock option or stock appreciation right in exchange for a stock option or stock appreciation right with an exercise or grant price that is less than the exercise or grant price of the original stock option or stock appreciation right, or (4) take any other action with respect to a stock option or stock appreciation right that may be treated as a repricing, without approval of our stockholders.

Capitalization Adjustments. In the event that any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects our common stock, then the committee (as defined below) will substitute, exchange, or adjust any or all of the following in such manner as it deems equitable: (1) the kind and number of shares available under the 2012 Plan; (2) the kind and number of shares subject to limitations on awards described in the preceding section; (3) the kind and number of shares subject to all outstanding awards; (4) the exercise price, grant price, or purchase price relating to any award; and (5) any other affected terms of awards.

Eligibility. The persons eligible to receive awards under the 2012 Plan consist of officers, directors, employees, and consultants who are natural persons providing bona fide services to us or our Related Entities. However, incentive stock options may be granted under the 2012 Plan only to our employees, including our officers who are employees.

Administration. The 2012 Plan will be administered by the compensation committee of our Board of Directors or a subcommittee thereof formed by the compensation committee, except to the extent our Board of Directors elects to administer the 2012 Plan (subject to limitations described in the 2012 Plan). The committee members will be (i) “non-employee directors” as defined by Rule 16b-3 under the Exchange Act, unless administration of the 2012 Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the 2012 Plan, (ii) “outside directors” within the meaning of Section 162(m) of the Code, and (iii) “independent” as defined by the listing market on which shares of our common stock are listed for trading. Subject to the terms of the 2012 Plan, the committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2012 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2012 Plan. The committee may amend the terms of outstanding awards, in its discretion. Any amendment that adversely affects the rights of the award recipient, however, must receive the approval of such recipient.

Stock Options and Stock Appreciation Rights. The committee is authorized to grant stock options, including both incentive stock options and non-qualified stock options. In addition, the committee is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation of our common stock between the grant date and the exercise date of the stock appreciation right. The committee determines the exercise price per share subject to an option and the grant price of a stock appreciation right; however, the per share exercise price of an option or stock appreciation right must not be less than the fair market value of a share of our common stock on the grant date. The committee generally will fix the maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service, except that no option or stock appreciation right may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in any form of legal consideration specified by the committee, including cash, shares (including cancellation of a portion of the shares subject to the award), outstanding awards, or other property having a fair market value equal to the exercise price. Options may also be exercisable in connection with a broker-assisted sales transaction (a “cashless exercise”) as determined by the committee. The committee determines methods of exercise and settlement and other terms of the stock appreciation rights.

Restricted Stock and Restricted Stock Units. The committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of shares of our common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the committee. An award of restricted stock units confers upon a participant the right to receive shares of our common stock at the end of a specified period or upon achievement of performance goals and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period. Prior to settlement, an award of restricted stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below. The committee determines all of the terms of the restricted stock and restricted stock units awards subject to the terms of the 2012 Plan.

Dividend Equivalents. The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, other than a stock option or stock appreciation right award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards, or otherwise as specified by the committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited. The committee determines all of the terms of the dividend equivalent awards subject to the terms of the 2012 Plan.

Bonus Stock and Awards in Lieu of Cash Obligations. The committee is authorized to grant shares of our common stock as a bonus free of restrictions for services performed for our company or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 2012 Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock Based Awards. The committee is authorized to grant awards under the 2012 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The committee determines the terms and conditions of such awards.

Performance Awards. The committee is authorized to grant performance awards to participants on terms and conditions established by the committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares of our common stock (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares of our common stock or other property, or any combination thereof, as determined by the committee.

The provisions that are intended to qualify awards as “performance based compensation” not subject to the limitation on tax deductibility by us under Section 162(m) of the Code will apply to any restricted stock award, restricted stock unit award, performance award, or other stock-based award if it is granted to a participant who is, or is likely to be, as of the end of the tax year in which we would claim a tax deduction in connection with such award, a “covered employee” (as defined below) and is intended to qualify as “performance-based compensation” not subject to the limitation on tax deductibility. The term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among the three highest compensated officers of our company (other than our principal financial officer) as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to an award intended to qualify under Section 162(m) of the Code is to be exercised by the committee and not our Board of Directors.

If an award is subject to the provisions of the 2012 Plan that are intended to qualify awards as “performance based compensation” not subject to the limitation on tax deductibility by us under Section 162(m) of the Code, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, shares of our common stock or other property pursuant thereto, as applicable, will be contingent upon achievement of one or more objective performance goals. Performance goals will be objective and will otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for our company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of our company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), will be used by the committee in establishing performance goals for such awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before all or some of the following items: interest, taxes, depreciation, amortization, stock-based compensation, ASC 718 expense, or any extraordinary or special items; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; (14) operating earnings before the expense for share based awards; and (15) ratio of debt to stockholders’ equity. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to our company. In determining the achievement of the performance goals, unless otherwise specified by the committee at the time the performance goals are set, the committee will exclude the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the committee specifies at the time the award is granted.

The committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with awards subject to the provisions of the 2012 Plan that are intended to qualify awards as “performance based compensation” not subject to the limitation on tax deductibility by us under Section 162(m) of the Code, but may not exercise discretion to increase any such amount payable to a covered employee in respect of an award subject to such provisions of the 2012 Plan.

Other Terms of Awards. Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the committee. Awards under the 2012 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2012 Plan. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2012 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers of awards subject to any applicable legal restrictions.

Acceleration of Vesting; Change in Control. Upon the occurrence of a “change in control,” as defined in the 2012 Plan, any restrictions, deferral of settlement, and forfeiture conditions applicable to an award will lapse, and any performance goals and conditions applicable to an award will be deemed to have been met, as of the time of the change in control. Notwithstanding, unless the committee otherwise determines in a specific instance, each outstanding award will not be accelerated as described in foregoing sentence, if either (i) our company is the surviving entity in the change in control and the award continues to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control or (ii) the successor company assumes or substitutes for the applicable award, as determined in accordance with the 2012 Plan. If and to the extent provided in an award agreement and on such terms and conditions as may be set forth in an award agreement, in the event a participant’s employment is terminated without “cause” by us or any Related Entity or by such successor company or by the participant for “good reason,” both terms as defined in the 2012 Plan, within 24 months following such change in control, each award held by such participant at the time of the change in control will be accelerated as described above.

Clawback of Benefits. We may (i) cause the cancellation of any award, (ii) require reimbursement of any award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2012 Plan or otherwise in accordance with any company policies that currently exist or that may from time to time be adopted or modified in the future by us and/or applicable law (which we refer to each as a “Clawback Policy”). In addition, a participant may be required to repay to our company certain previously paid compensation, whether provided under the 2012 Plan or an award agreement or otherwise, in accordance with any Clawback Policy. By accepting an award, a participant is also agreeing to be bound by any existing or future Clawback Policy adopted by us, or any amendments that may from time to time be made to the Clawback Policy in the future by us in our discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s award agreements may be unilaterally amended by us, without the participant’s consent, to the extent that we in our discretion determine to be necessary or appropriate to comply with any Clawback Policy.

If the participant, without our consent, while employed by or providing services to us or any Related Entity or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of our company or any Related Entity, as determined by the committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the award may, at the committee’s discretion, be canceled and (ii) the committee, in its discretion, may require the participant or other person to whom any payment has been made or shares of our common stock or other property have been transferred in connection with the award to forfeit and pay over to us, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any stock option or stock appreciation right and the value realized (whether or not taxable) on the vesting or payment of any other award during the time period specified in the award agreement or otherwise specified by the committee.

Amendment and Termination. Our Board of Directors may amend, alter, suspend, discontinue, or terminate the 2012 Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval will be obtained for any amendment or alteration if such approval is deemed necessary and advisable by our Board of Directors or any amendment for which stockholder approval is required by law or the primary stock exchange on which our common stock trades. The 2012 Plan will terminate at the earliest of (i) such time as no shares of our common stock remain available for issuance under the 2012 Plan, (ii) termination of the 2012 Plan by our Board of Directors, or (c) the tenth anniversary of the effective date of the 2012 Plan, which was October 18, 2012. Except as otherwise permitted by the 2012 Plan or award agreement, amendments to the 2012 Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant’s previously granted and outstanding awards.

DIRECTOR COMPENSATION

Since October 2013, we have paid each non-employee director a monthly retainer equivalent to an amount of $25,000 annually. Currently, the non-employee Chairman of the Board receives an additional $10,000 per year over the standard outside director compensation; the non-employee Vice Chairman of the Board receives an additional $5,000 per year; the non-employee Chair of the Audit Committee receives an additional $7,500 per year; the non-employee Chair of the Compensation Committee receives an additional $5,000 per year; the non-employee Chair of the Nominations and Corporate Governance Committee receives an additional $2,500 per year; the non-Chair members of the Audit Committee each receive an additional $2,000 per year; the non-chair members of the Compensation Committee each receive an additional $1,500 per year; and the non-Chair members of the Nominations and Corporate Governance Committee each receive an additional $1,000 per year. We also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at Board of Director and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.

In October 2013, each non-employee director also received a stock-based grant, in the form of options to purchase 25,000 shares of our common stock at an exercise price of $2.05, with 1/12th to vest and become exercisable starting October 31, 2013 and on the last day of each month thereafter through September 2014.

The following table sets forth the compensation paid by us to each non-employee director for the fiscal year ended December 31, 2013. Mr. Dick does not receive any compensation for his service on our Board of Directors.

Name	Fees Earned or Paid in Cash	Options Awards(1)	All Other Compensation	Total
Mitchell A. Saltz	$7,762	$40,923	—	$48,685
Colton R. Melby	$6,048	$40,923	—	$46,971
T. Jeffrey Cheney, Jr.(2)	$5,040	$40,923	—	$45,963
Jeffrey D. Forte(3)	$5,040	$40,923	—	$45,963
Michael F. Golden	$6,250	$40,923	—	$47,173
Ronald L. Miller, Jr.	$7,056	$40,923	—	$47,979
Barry M. Monheit(4)	$5,040	$40,923	$1,395	$47,358
I. Marie Wadecki	$5,948	$40,923	—	$46,871

(1)	The amounts in this column reflect the aggregate grant date fair value of option awards granted to our non-employee directors during the fiscal year ended December 31, 2013, calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in the footnotes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The amounts reported in this column do not correspond to the actual economic value that may be received by our non-employee directors from their option awards.
(2)	Mr. Cheney joined our Board of Directors on October 18, 2013. Mr. Cheney was subsequently appointed as our Vice President and President of Earth911 on May 21, 2014. Following such appointment, Mr. Cheney will no longer receive any compensation for his service on our Board of Directors.
(3)	Mr. Forte joined our Board of Directors on July 16, 2013.
(4)	Mr. Monheit’s other compensation includes standard health benefits paid conditional on his continued service as a Director of our company.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2013:

Name	Option Awards
Mitchell A. Saltz	75,000
Colton R. Melby	60,000
T. Jeffrey Cheney, Jr.	25,000
Jeffrey D. Forte	25,000
Michael F. Golden	55,000
Ronald L. Miller, Jr.	55,000
Barry M. Monheit	1,906,115
I. Marie Wadecki	55,000

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2013 with respect to our common stock that may be issued upon the exercise of stock options under our 2012 Plan and under prior option grants.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,327,500	$2.10	5,172,500
Equity compensation plans not approved by security holders	1,814,448	$2.96	—

Total	4,141,948	$2.48	5,172,500

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee, consisting of three independent directors. All of the members of the Audit Committee are “independent” of our company and management, as independence is defined in applicable rules of Nasdaq and the SEC.

The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accountant is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent registered public accountant. The committee discussed with the independent registered public accountant the matters required to be discussed by the Public Company Accounting Oversight Board. This included a discussion of the independent registered public accountant’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent registered public accountant written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the committee concerning independence. The committee also discussed with the independent registered public accountant their independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent registered public accountant.

The committee discussed with the independent registered public accountant the overall scope and plans for its audit. The committee met with the independent registered public accountant, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held eight meetings during the fiscal year ended December 31, 2013.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

The report has been furnished by the Audit Committee of our Board of Directors.

Ronald L. Miller, Jr., Chairman

Michael F. Golden

I. Marie Wadecki

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10 percent stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2013, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year ended December 31, 2013, except that the Form 4 filed on May 3, 2013 by Mr. Melby was late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares as of August 4, 2014 by (1) each director, nominee for director, and named executive officer of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than 5% of our common stock.

	Shares Beneficially Owned
Named Executive Officers and Directors (1):	Number (2)	Percent (2)
Brian S. Dick (3)	17,500,000	17.06%
Laurie L. Latham (4)	100,000	*
T. Jeffrey Cheney, Jr (5)	25,000	*
Mitchell A. Saltz (6)	46,243,957	47.61%
Colton R. Melby (7)	13,476,029	13.88%
Jeffrey D. Forte (8)	15,529,819	15.14%
Michael F. Golden (9)	68,000	*
Ronald L. Miller, Jr. (10)	55,000	*
Barry M. Monheit (11)	2,542,205	2.57%
I. Marie Wadecki (12)	60,903	*
All directors and executive officers as a group (10 persons) (13)	95,600,913	86.59%

5% Stockholders:
Southwest Green Investments, L.L.C. (14)	30,603,469	31.53%
Stockbridge Enterprises, L.P. (15)	15,553,488	16.03%
EarthNow Investments, L.L.C. (16)	7,981,366	8.22%
Global Security Holding, L.L.C. (17)	5,323,873	5.49%

*	Less than 1% of the outstanding shares of common stock.
(1)	Except as otherwise indicated, each person named in the table has the sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property law. Except as otherwise indicated, each person may be reached as follows: c/o Quest Resource Holding Corporation, 6175 Main Street, Suite 420, Frisco, Texas 75034.
(2)	The number of shares beneficially owned by each person or entity is determined under the rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The number of shares shown includes, when applicable, shares owned of record by the identified person’s minor children and spouse and by other related individuals and entities over whose shares such person has custody, voting control, or power of disposition. The percentages shown are calculated based on 97,050,674 shares outstanding on August 4, 2014. The numbers and percentages shown include shares actually owned on August 4, 2014 and shares that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares that the identified person or group had the right to acquire within 60 days of August 4, 2014 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of shares owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares stock owned by any other person or group.

(3)	Includes 5,500,000 shares issuable upon conversion of a convertible secured promissory note.
(4)	Consists of 100,000 shares issuable upon exercise of vested stock options.
(5)	Consists of 25,000 shares issuable upon exercise of vested stock options.
(6)	Consists of (a) 75,000 shares issuable upon exercise of vested stock options, (b) 30,603,469 shares held by Southwest Green Investments, L.L.C., of which Mr. Saltz controls the investment decisions, of which 6,000,000 shares are subject to an option to purchase as described in footnote (14) below, (c) 15,553,488 shares held by Stockbridge Enterprises, L.P., of which Mr. Saltz controls the investment decisions, and (d) 12,000 shares held by Saltz & Noreen Revocable Family Trust, for which Mr. Saltz holds voting and dispositive power.
(7)	Consists of (a) 60,000 shares issuable upon exercise of vested stock options, (b) 7,981,366 shares held by EarthNow Investments, L.L.C., over which Mr. Melby holds the beneficial interest, including voting and dispositive power, $5,000,000 worth of which has been pledged as described in footnote (16) below, (c) 5,323,873 shares held by Global Security Holding, L.L.C., over which Mr. Melby holds the beneficial interest, including voting and dispositive power, of which 2,000,000 shares are subject to an option to purchase as described in footnote (17) below, (d) 110,490 shares held by Bone Logic, L.L.C., over which Mr. Melby holds the beneficial interest, including voting and dispositive power, and (e) 300 shares held by Prestamo, L.L.C., over which Mr. Melby holds the beneficial interest, including voting and dispositive power.
(8)	Includes (a) 25,000 shares issuable upon exercise of vested stock options and (b) 5,500,000 shares issuable upon conversion of a convertible secured promissory note. On April 18, 2014, Mr. Forte entered into a private transaction pursuant to which it granted an option to purchase up to 2,000,000 shares of our common stock held by Mr. Forte to a non-affiliated third party. The option will expire on the first anniversary of the date the SEC declares effective a registration statement on Form S-1 or Form S-3 covering the offering of such option shares.
(9)	Includes 55,000 shares issuable upon exercise of vested stock options.
(10)	Consists of 55,000 shares issuable upon exercise of vested stock options.
(11)	Consists of (a) 636,090 shares held by Barry M. Monheit, Trustee, SEP PROP Monheit Family Trust U/A Dtd 7/16/2002, for which Mr. Monheit holds voting and dispositive power, and (b) 1,906,115 shares issuable upon exercise of vested stock options.
(12)	Includes 55,000 shares issuable upon exercise of vested stock options.
(13)	Consists of (a) 82,244,798 shares held by the directors and executive officers as a group, (b) 2,356,115 shares issuable upon exercise of vested stock options, and (c) 11,000,000 shares issuable upon conversion of convertible secured promissory notes.
(14)	Based on the statement on Amendment No. 1 to Schedule 13D filed with the SEC on August 1, 2013, Mr. Saltz controls the investment decisions with respect to all such shares. Southwest Green Investments, L.L.C. is owned by a limited partnership in which Mr. Saltz owns an indirect interest. The address for Southwest Green Investments, L.L.C. is 7377 East Doubletree Ranch Road, Suite 200, Scottsdale, Arizona 85258. On April 28, 2014, Southwest Green Investments, L.L.C. entered into a private transaction pursuant to which it granted an option to purchase up to 6,000,000 shares of our common stock held by Southwest Green Investments, L.L.C. to a non-affiliated third party. The option will expire on the first anniversary of the date the SEC declares effective a registration statement on Form S-1 or Form S-3 covering the offering of such option shares.
(15)	Based on the statement on Amendment No. 1 to Schedule 13D filed with the SEC on August 1, 2013, Mr. Saltz controls the investment decisions with respect to all such shares. Stockbridge Enterprises, L.P. is owned by a limited partnership in which Mr. Saltz owns an indirect interest. The address for Stockbridge Enterprises, L.P. is 7377 East Doubletree Ranch Road, Suite 200, Scottsdale, Arizona 85258.

(16)	Based on the statement on Schedule 13D filed with the SEC on November 15, 2012, Mr. Melby holds the beneficial interest, including voting and dispositive power, over all such shares. The address for EarthNow Investments, L.L.C. is 136 East South Temple, Suite 1050, Salt Lake City, Utah 84111. Earth Now Investments, L.L.C. has pledged $5,000,000 worth of our common stock held by Earth Now Investments, L.L.C. to UBS Financial Services Inc. pursuant to a Margin Lending Agreement.
(17)	Based on the statement on Schedule 13D filed with the SEC on November 15, 2012, Mr. Melby holds the beneficial interest, including voting and dispositive power, over all such shares. The address for Global Security Holding, L.L.C. is 136 East South Temple, Suite 1050, Salt Lake City, Utah 84111. On April 28, 2014, Global Security Holding, L.L.C. entered into a private transaction pursuant to which it granted an option to purchase up to 2,000,000 shares of our common stock held by Global Security Holding, L.L.C. to a non-affiliated third party. The option will expire on the first anniversary of the date the SEC declares effective a registration statement on Form S-1 or Form S-3 covering the offering of such option shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Unless delegated to the Compensation Committee by our Board of Directors, the Audit Committee charter requires the Audit Committee to review and approve all related party transactions and to review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of our company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by our company. We have a policy that we will not enter into any such transaction unless the transaction is determined by our disinterested directors to be fair to us or is approved by our disinterested directors or by our stockholders. Any determination by our disinterested directors is based on a review of the particular transaction, applicable laws and regulations, and policies of our company (including those set forth above under “Corporate Governance” or published on our website). As appropriate, the disinterested directors of the applicable committees of the Board of Directors shall consult with our legal counsel.

Our company has entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Nevada law, for certain liabilities to which they may become subject as a result of their affiliation with our company.

In March 2012, Earth911 executed a senior secured convertible note to Stockbridge Enterprises, L.P. (evidencing a loan by Stockbridge Enterprises, L.P.), an entity affiliated with Mitchell A. Saltz, our Chairman, which was subsequently amended in October 2012 and March 2013. The $3.0 million note had a maturity date of October 1, 2015, which could be extended under certain circumstances, and bore interest at a rate of 9% per annum, due monthly in arrears. The note was convertible into shares of our common stock at the lower of (i) $0.362 per share prior to the maturity date or $0.181 per share after the maturity date, subject to a downward formula-based adjustment for future issuances of common stock or stock equivalents under certain conditions whereby the issue price is lower than the conversion price in effect immediately prior to such issue or sale, or (ii) the average closing bid price during the 10 trading days immediately preceding the conversion date. We also issued warrants to Stockbridge Enterprises, L.P. consisting of the following: (i) a warrant to acquire up to 1,381,115 shares of our common stock, exercisable immediately upon execution of the note (“Warrant 1-1”); (ii) a warrant to acquire up to 345,278 shares of our common stock, exercisable at the conclusion of 42 months after the issuance date of the warrant, but only in the event that all outstanding principal and accrued interest on the note is not paid in full at such date (“Warrant 1-2”); (iii) a warrant to acquire up to 345,278 shares of our common stock, exercisable at the conclusion of 45 months after the issuance date of the warrant, but only in the event that all outstanding principal and accrued interest on the note is not paid in full at such date (“Warrant 1-3”); (iv) a warrant to acquire up to 690,557 shares of our common stock, exercisable at the conclusion of 48 months after the issuance date of the warrant, but only in the event that all outstanding principal and accrued interest on the note is not paid in full at such date (“Warrant 1-4”); (v) a warrant to acquire up to 5,524,461 shares of our common stock, exercisable immediately upon execution of the October 2012 amendment to the note (“Warrant 1-5”); and (vi) a warrant to acquire up to 500,000 shares of our common stock, exercisable immediately upon execution of the March 2013 amendment to the note (“Warrant 1-6”). Warrants 1-1 through 1-6 were each exercisable at the lower of $0.37 per share or the average closing bid price during the 10 trading days immediately preceding the exercise date. The exercise price was also subject to a downward formula-based adjustment for future issuances of common stock or stock equivalents under certain conditions whereby the issue price is lower than the exercise price in effect immediately prior to such issue or sale. In March 2013, as required by the March 2013 amendment to the note, Stockbridge Enterprises, L.P. exercised Warrant 1-1, Warrant 1-5, and Warrant 1-6 to purchase, on a cashless exercise basis, an aggregate of 7,232,779 shares of our common stock. On July 16, 2013, Stockbridge Enterprises, L.P. converted the entire outstanding principal and accrued interest on the note into 8,382,597 shares of our common stock.

On July 16, 2013, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Quest Resources Group, LLC, a Delaware limited liability company (“Seller”), pursuant to which we acquired all of the issued and outstanding membership interests of Quest held by Seller, comprising 50% of the membership interests of Quest (the “Quest Interests”). Our wholly owned subsidiary, Earth911, has held the remaining 50% of the membership interests of Quest for several years. Concurrently with the execution of the Securities Purchase Agreement, we assigned the Quest Interests to Earth911 so that Earth911 now holds 100% of the issued and outstanding membership interests of Quest. The purchase price for the Quest Interests consisted of the following: (i) 12,000,000 shares of our common stock issued to Brian Dick, a 50% owner of Seller and Chief Executive Officer of Quest; (ii) 10,000,000 shares of our common stock issued to Jeff Forte, a 50% owner of Seller and President of

Quest; (iii) a convertible secured promissory note in the principal amount of $11.0 million payable to Mr. Dick; and (iv) a convertible secured promissory note in the principal amount of $11.0 million payable to Mr. Forte. The convertible secured promissory notes issued to each of Messrs. Dick and Forte (collectively, the “Notes”) are each secured by a first-priority security interest in a 25% membership interest held by Earth911 in Quest (comprising a total of 50% of the membership interests of Quest) (the “Collateral”), as set forth in security and membership interest pledge agreements, by and between Earth911 and each of Messrs. Dick and Forte (collectively, the “Security Agreements”). The Securities Purchase Agreement provides that the Audit Committee of our Board of Directors has the sole authority and discretion to authorize payments due and owing under the Notes and to take any actions and make all decisions related to the Notes and the Security Agreements, and requires that we (a) deposit in escrow the total interest for the following month from our initial cash receipts from any source, including, without limitation, receivables, loans, sale of assets, or sale of securities, and (b) maintain a reserve of $1.5 million under our line of credit at all times to be used to make interest payments on the Notes, as determined in the sole discretion of the Audit Committee of our Board of Directors. The Securities Purchase Agreement provides that Seller and Messrs. Dick and Forte may not engage or become financially interested in any Competitive Business within the Restricted Territory (each as defined in the Securities Purchase Agreement) for a period of five years. The Securities Purchase Agreement also provides restrictions with respect to customers of Quest and non-solicitation of employees of Quest for a period of five years. The Securities Purchase Agreement further provides that if there is an event of default on the Notes, Seller and Messrs. Dick and Forte may compete with us and solicit customers, provided that they resign from all positions held with us.

On July 16, 2013, in connection with our acquisition of Quest, we entered into a stockholders voting agreement with Messrs. Saltz and Melby, or the Class P Stockholders, and Messrs. Dick and Forte, or the Class D Stockholders, pursuant to which the Class P Stockholders and the Class D Stockholders agreed to vote all shares of our common stock owned by them or acquired by them in the future for a board consisting of six Class P Directors as designated by the Class P Stockholders or, in the absence of such designation, a majority of the Class P Directors, and three Class D Directors as designated by the Class D Stockholders, or in the absence of such designation, a majority of the Class D Directors. The initial Class P Directors were Messrs. Saltz, Melby, Golden, Miller, and Monheit and Ms. Wadecki. The initial Class D Directors were Messrs. Cheney, Dick, and Forte. The stockholders voting agreement will continue until the earlier of (i) five years from the date of the agreement, (ii) such time as either the Class P Stockholders or the Class D Stockholders own less than 10% of our outstanding common stock, or (iii) the mutual agreement of the parties.

On July 16, 2013, we entered into a consulting agreement (the “Consulting Agreement”) with Mr. Forte in connection with the closing of the Quest acquisition providing that Mr. Forte will provide services to us as a special projects consultant on a part-time basis for a period of 12 months. The Consulting Agreement provides that Mr. Forte will be entitled to receive compensation of $25,000 per annum. Mr. Forte will also be eligible to participate in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, and benefits approved by our Board of Directors and generally made available to our part-time employees. The Consulting Agreement also provides for (i) a non-competition period of 12 months after the termination of Mr. Forte’s engagement with us and (ii) non-solicitation of our employees and customers for a period of 24 months after the termination of Mr. Forte’s engagement with us.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Summary

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (which consist of our principal executive officer, our former principal executive officer, our only other executive officer who was serving as an executive officer on December 31, 2013, and one additional individual who served as an executive officer during the fiscal year ended December 31, 2013 but was not serving as an executive officer on December 31, 2013), as such compensation is disclosed in the “Executive Compensation” section of this proxy statement. Our executive compensation program is designed to enable us to attract, motivate, and retain highly qualified executives. This program provides long-term stock-based incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the “Executive Compensation” section of this proxy statement for more information.

Base Salaries. We target base salaries at levels required to attract, motivate, and retain highly qualified executives with base salaries generally set at levels below those of our peer companies, taking into account we are in the early stages of our corporate development.

Our long-term stock-based incentive compensation program is designed to align the interests of our management and the interests of our stockholders. We strongly believe in utilizing our common stock to tie executive rewards directly to our long-term success and increases in stockholder value. Grants of stock-based awards to our executive officers enable those executives to develop and maintain an ownership position in our common stock. Grants of stock-based awards are intended to result in limited rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our stockholders in general benefit from stock price appreciation. Grants of stock-based awards also are intended to align compensation with the price performance of our common stock. Historically, our stock-based compensation has been through the grant of stock options.

Board Recommendation

Our board believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution is submitted for a stockholder vote at the meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the “Executive Compensation” section of this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on our company, our Compensation Committee, or our Board of Directors. Although non-binding, the vote will provide information to our Compensation Committee and our Board of Directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our Compensation Committee and our Board of Directors will be able to consider when determining executive compensation for the years to come.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE EXECUTIVE COMPENSATION SECTION OF THIS PROXY STATEMENT.

PROPOSAL THREE

APPROVAL OF THE QUEST RESOURCE HOLDING CORPORATION

2014 EMPLOYEE STOCK PURCHASE PLAN

We are seeking stockholder approval of the Quest Resource Holding Corporation 2014 Employee Stock Purchase Plan (the “ESPP”). On July 1, 2014, our Board of Directors adopted the ESPP, which is subject to approval by our stockholders. If approved by our stockholders, the ESPP will become effective on November 15, 2014. Our Board of Directors recommends a vote “FOR” the approval of the 2014 ESPP.

A copy of the ESPP is attached hereto as Appendix A and is hereby incorporated into this proxy statement by reference. The following summary of key provisions of the ESPP is qualified in its entirety by reference to the full text of the ESPP.

The ESPP permits our employees and employees of our designated subsidiaries, which we refer to each as a “Participating Company,” to purchase our common stock at a discount equal to 85% of the lesser of (i) the market value of the shares on the offering date of such offering and (ii) the market value of the shares on the purchase date of such offering, subject to limits set by the Code and the ESPP. Sales of shares under the ESPP are generally made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Code.

Purpose of the ESPP

The purpose of the ESPP is to provide an incentive for the employees of the Participating Companies to purchase our common stock and acquire a proprietary interest in us. We estimate that 100% of our approximately 100 employees will be eligible to participate in the ESPP.

Administration

The ESPP is administered by a committee appointed by our Board of Directors or if no such committee is appointed, then our Board of Directors. Subject to the provisions of the ESPP, the administrator of the ESPP has full authority and discretion to adopt, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP, and its decisions are final and binding upon all participants. In all cases, the ESPP is required to be administered in such a manner so as to comply with applicable requirements of Rule 16b-3 of the Exchange Act and Section 423 of the Code.

Eligibility

Employees of the Participating Companies on November 15, 2014 are eligible to participate in the ESPP as of that date if they have been employed by a Participating Company for 30 days preceding that date and the employee’s customary employment with a Participating Company is at least 20 hours per week and more than five months per calendar year. Individuals who become employees of any Participating Company after November 15, 2014 and the employee’s customary employment with a Participating Company is at least 20 hours per week and more than five months per calendar year, will become eligible to participate in the ESPP on a subsequent offering date if they have been employed by a Participating Company for 30 days preceding that offering date. These eligible employees may become participants in the ESPP by completing an enrollment agreement and filing it with us.

Offerings

The ESPP provides for separate six-month offerings, commencing on May 15 and November 15 of each year. Shares of our common stock are available for purchase under the ESPP on the exercise date within each offering period. Exercise dates are the last business days in each offering period. On the first business day of each offering period, participants are granted the option to purchase shares of our common stock on the exercise date within that offering period.

No participant is eligible for the grant of any option under the ESPP if, immediately after the grant, the participant would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our subsidiaries. Additionally, no participant may be granted any option that would permit the participant to buy more than $25,000 worth of our common stock (based on the fair market value on the date the option is granted) in any calendar year in which such option is outstanding. Finally, no participant may purchase more than 50,000 shares of our common stock on any one exercise date.

Payroll Deductions

The enrollment agreement that each participant must submit authorizes after-tax payroll deductions from the participant’s compensation during each payroll period. Participants may elect a payroll deduction amount of at least 1%, and up to 15%, of their compensation. A participant may terminate his or her payroll deductions at any time during an offering period, but may only begin payroll deductions on specified dates. A participant may change his or her payroll deductions at any time, which will be effective as of the next offering period that begins after the date the new enrollment agreement is filed with us, provided that the new enrollment agreement is filed with us on or before the twenty-fifth day of the month preceding the month in which the offering period to which such new enrollment agreement relates, begins. All payroll deductions made for a participant are credited to his or her account under the ESPP and deposited with our general funds.

Exercise Price

The purchase price is equal to 85% of the lesser of (i) the market value of the shares on the offering date of such offering and (ii) the market value of the shares on the purchase date of such offering.

Withdrawal and Termination of Employment

A participant may withdraw from participation in the ESPP at any time by completing a withdrawal form and delivering it to us.

A participant’s withdrawal is effective as soon as administratively practicable after we receive the notice of withdrawal. All options granted to the participant under the ESPP, but not yet exercised, automatically terminate, and no further purchases of common stock are made for the participant’s account following the effectiveness of the participant’s withdrawal. We cease making payroll deductions for a participant’s account beginning with the first payroll period that starts after the effectiveness of the participant’s withdrawal, and we refund any accumulated payroll deductions which are not used to purchase stock under the ESPP.

After a participant withdraws, the participant is not permitted to participate again in the ESPP until the next offering date that is at least three months after his or her date of withdrawal. In order to rejoin the ESPP, a former participant must submit a new enrollment agreement. If a participant’s employment terminates for any reason, he or she is not treated as having withdrawn from the ESPP for purposes of these rules.

Transferability

No participant is permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her account or an option or any rights granted under the ESPP other than by will or the laws of descent and distribution. During the participant’s lifetime, only the participant can make decisions regarding the participation in or withdrawal from an offering under the ESPP.

Adjustments upon Changes in Capitalization

In the event of any change in the structure of our common stock, such as a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation offerings of rights, or other similar event, the administrator of the ESPP shall make an appropriate adjustment in the number, kind, and price of shares available for purchase under the ESPP, and in the number of shares an employee is entitled to purchase, including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding participants’ account balances.

Amendment and Termination of the ESPP

Our Board of Directors or the administrator of the ESPP may amend the ESPP in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (i) increase the total number of shares as to which options may be granted under the ESPP, except as provided above in the event of any change in the structure of our common stock, (ii) modify the class of employees eligible to receive options, or (iii) otherwise require stockholder approval under any applicable law or regulation; and provided further, that except as provided below, no amendment to the ESPP will make any change in any option previously granted which adversely affects the rights of any participant.

The ESPP will continue in effect for 10 years after the date of its adoption by our Board of Directors. Notwithstanding the foregoing, our Board of Directors may at any time and for any reason suspend or terminate the ESPP. During any period of suspension or upon termination of the ESPP, no options shall be granted.

Change of Control, Dissolution, or Liquidation

In the event of a Sale Transaction (as defined in the ESPP), each outstanding option will be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Company”), unless the administrator of the ESPP determines to shorten the offering period then in progress by setting a new purchase date. The administrator of the ESPP will notify each participant in writing, prior to the new purchase date, that the purchase date for the participant’s option has been changed to the new purchase date and that the participant’s option shall be exercised automatically on the new purchase date, unless prior to such date the participant has withdrawn from an offering then in progress or the ESPP.

In the event of the proposed dissolution or liquidation of our company, the offering then in progress will be shortened by setting a new purchase date and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the administrator of the ESPP.

Federal Income Tax Consequences

The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases offered by our company and certain of our designated subsidiaries under the ESPP offerings that are intended to comply with Section 423 of the Code. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply. The ESPP and the right of participants to make purchases under it are intended to qualify under the provisions of Code Sections 421 and 423. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares prior to disposition. If the shares are disposed of (a) more than two years after the date of the beginning of the offering period and (b) more than one year after the stock is purchased in accordance with the ESPP (or if the employee dies while holding the shares), the following tax consequences will apply. The lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “option price”), or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction in respect of the disposition of such shares will be allowed to our company.

If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the “termination date”) exceeds the option price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. If the shares are sold for an amount that is less than their fair market value as of the termination date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the termination date over the option price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the termination date. We, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee. Currently, we are not required to withhold employment or income taxes upon the exercise of options under plans qualifying under Code Sections 421 and 423.

Shares Available for Issuance

2,000,000 shares of our common stock will be reserved for issuance under the ESPP.

New Plan Benefits

The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of Code Section 423 and the ESPP, and the per-share purchase price depends on the future value of our common stock.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE 2014 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The firm of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, has audited the financial statements of our company and/or its predecessors for the fiscal year ended December 31, 2013, the transition period ended December 31, 2012, and the fiscal years ended June 30, 2012 and 2011. Our Audit Committee has appointed Semple, Marchal and Cooper, LLP to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2014 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Semple, Marchal and Cooper, LLP will be present at the meeting via telephone, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Audit Committee has considered whether the provision of non-audit services by our independent registered public accountant is compatible with maintaining their independence.

Audit Fees and Audit-Related Fees

The aggregate fees billed to our company by Semple, Marchal and Cooper, LLP for the fiscal year ended December 31, 2013, the transition period ended December 31, 2012, and the fiscal year ended June 30, 2012 are as follows:

	2013	2012T	2012
Audit Fees (1)	$134,722	$84,929	$45,800
Audit-Related Fees (2)	55,057	388	—
Tax Fees (3)	7,088	656	—
All Other Fees (4)	14,713	350	—

Total	$211,580	$86,323	$45,800

(1)	Audit fees consist of billings for professional services normally provided in connection with statutory and regulatory filings including (i) fees associated with the audits of our consolidated financial statements and (ii) fees associated with our quarterly reviews.
(2)	Audit-related fees consist of billings for professional services for the review of SEC Filings or other reports containing the audited financial statements including merger related services.
(3)	Tax fees consist primarily of tax related advisory.
(4)	All other fees include general advisory professional services primarily related to research on accounting or other regulatory matters.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accountant. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent registered public accountant to management.

Our Audit Committee requires that the independent registered public accountant, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by Semple, Marchal and Cooper, LLP described above under the caption “Audit-Related Fees” were approved by our Board of Directors or by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF SEMPLE, MARCHAL AND COOPER, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF OUR COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Deadline for the Submission of Stockholder Proposals for Inclusion in our Proxy Statement for Our 2015 Annual Meeting

If any stockholder intends to present a proposal to be considered for inclusion in our proxy material for the 2015 Annual Meeting of Stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A under the Exchange Act and must be submitted in writing by notice delivered to our Secretary at Quest Resource Holding Corporation, 6175 Main Street, Suite 420, Frisco, Texas 75034, Attention: Secretary. Any such proposal must be received at least 120 days before the anniversary of the prior year’s proxy statement (by April 20, 2015), unless the date of our 2015 Annual Meeting of Stockholders is changed by more than 30 days from September 17, 2015, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Deadline and Procedures under our Bylaws for Stockholder Notice of Nomination of Director Candidates and for Other Proposals

Our bylaws establish an advance notice procedure for stockholders who wish to nominate persons for election as a director or to introduce an item of other business at our 2015 Annual Meeting of Stockholders, but do not intend for such nominee or business to be included in our proxy statement. To be timely under these procedures, notice of such nomination or business related to our 2015 Annual Meeting of Stockholders must comply with the requirements in our bylaws and must be received by us (a) no earlier than the close of business on June 19, 2015 and no later than the close of business on July 19, 2015; or (b) if our 2015 Annual Meeting of Stockholders is held before August 18, 2015 or after November 16, 2015, no earlier than the close of business on the 90th day prior to such annual meeting and no later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such annual meeting is first made in order to be considered at such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy statement and annual report and would like to participate in our householding program, please contact Continental Stock Transfer & Trust Company by calling (212) 509-4000, or by writing to Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our proxy statement and annual report, please contact Continental Stock Transfer & Trust Company as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker, or other holder of record to request information about householding.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our Board of Directors may recommend.

Dated: August 18, 2014

APPENDIX A

QUEST RESOURCE HOLDING CORPORATION

2014 EMPLOYEE STOCK PURCHASE PLAN

QUEST RESOURCE HOLDING CORPORATION

2014 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Applicable Percentage” means, with respect to each Offering Period, eighty-five percent (85%), unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than fifteen (15) days prior to the Offering Date thereof.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(d) “Committee” means the committee appointed by the Board to administer the Plan as described in Section 15 of the Plan or, if no such Committee is appointed, then the Board.

(e) “Common Stock” means the Company’s common stock, par value $0.001 per share.

(f) “Company” means Quest Resource Holding Corporation, a Nevada corporation.

(g) “Compensation” means, with respect to each Participant for each pay period, the full base salary and overtime paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) bonuses or commissions, (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder’s fee, (v) any amounts realized from the exercise of any stock options or incentive awards, (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation.

(h) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board or the Committee from time to time in their sole discretion as eligible to participate in the Plan.

(j) “Employee” means any person, including an Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week and more than five months in any calendar year.

(k) “Entry Date” means the first day of each Offering Period.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” means the last Trading Day of each Offering Period.

(n) “Exercise Price” means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 7(b).

(o) “Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(c).

(p) “First Offering Date” means November 15, 2014.

(q) “Offering Date” means the first Trading Day of each Offering Period.

(r) “Offering Period” means each six calendar month period that begins on a May 15, and November 15, subject to adjustment as provided in Section 4(b).

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Participant” means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 hereof.

(u) “Plan” means this Quest Resource Holding Corporation 2014 Employee Stock Purchase Plan.

(v) “Plan Contributions” means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6(a) hereof, plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

(w) “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(x) “Trading Day” means a day on which the national stock exchanges and the Nasdaq system are open for trading.

3. Eligibility.

(a) First Offering Date. Any individual who is an Employee as of the First Offering Date and has been employed by the Company or any Subsidiary (or any predecessor) for 30 days preceding the First Offering Date shall be eligible to become a Participant as of the First Offering Date.

(b) Subsequent Offering Dates. Except as otherwise provided in Section 13(b) hereof, any individual who is an Employee on the thirtieth (30th) day preceding the Offering Date of a given Offering Period and who is an Employee as of such Offering Date shall be eligible to become a Participant as of such Offering Date.

4. Offering Periods.

(a) In General. The Plan shall generally be implemented by a series of Offering Periods. Each Offering Period shall occur during the six calendar month period that begins on a May 15 and November 15, subject to adjustment as provided in Section 4(b).

(b) Changes by Committee.

i. The Committee shall have the power to make other changes to the duration and/or the frequency of Offering Periods with respect to future offerings if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.

ii. The Committee may shorten the duration of any Offering Period then in progress by requiring that it end immediately following the close of any Trading Day within that Offering Period (after the purchase of Common Stock on that Trading Day), if such change is announced at least five days prior to the Trading Day on which the Committee proposes that the Offering Period terminate.

iii. If the Company determines that the accounting treatment of purchases under the Plan will change or has changed in a manner that is detrimental to the Company’s best interests, then the Committee may, in its discretion, take any or all of the following actions: (A) terminate any Offering Period that is then ongoing immediately following the close of any Trading Day within that Offering Period (after the purchase of Common Stock on that Trading Day); (B) amend the Plan so that each offering under the Plan will reduce the effect of such detrimental accounting treatment; or (C) terminate any ongoing Offering Period at any time and refund any contributions to the applicable Participants.

5. Participation.

(a) Entry Dates. Employees meeting the eligibility requirements of Section 3(b) hereof after the First Offering Date may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or before the twenty-fifth (25th) day of the month preceding the month in which the Offering Period to which such new enrollment agreement relates, begins, unless a different time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given offering.

(b) Special Rule for First Offering Date. All Employees who are eligible as of the First Offering Date may elect to participate in the Plan commencing as of the First Offering Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior the deadline prescribed by the Company for initial enrollment.

6. Plan Contributions.

(a) Contribution by Payroll Deduction or Direct Payment. Except as otherwise authorized by the Committee, all contributions to the Plan shall be made only by payroll deductions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions the Plan and the provisions of Section 423 of the Code or any successor thereto, and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.

(b) Payroll Deduction Election on Enrollment Agreement. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than 1% and not more than 15% of the Participant’s Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant. The amount of payroll deductions must be a whole percentage (e.g., 1%, 2%, 3%, etc.) of the Participant’s Compensation.

(c) Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for Participants enrolling in the Plan shall commence with the earliest administratively practicable payroll period that begins on or after the Entry Date with respect to which the Participant files an enrollment agreement in accordance with Section 5.

(d) Automatic Continuation of Payroll Deductions. Unless a Participant elects otherwise prior to the last day of an Offering Period, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period (and, for purposes of such Offering Period the Participant’s “Entry Date” shall be deemed to be the first day of such Offering Period) and (ii) to have authorized the same payroll deduction for the immediately succeeding Offering Period as was in effect for the Participant immediately prior to the commencement of the succeeding Offering Period.

(e) Change of Payroll Deduction Election. A Participant may decrease or increase the rate of his or her payroll deductions during an Offering Period (within the limitations of Section 6(b) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate of payroll deductions; provided, that a Participant may not change the rate of his or her payroll deductions with respect to any Offering Period that is ongoing at the time the Committee receives the new enrollment agreement. Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate shall be effective as of the next Offering Period that begins after the date the Committee receives the new enrollment agreement, provided that the Committee received the new enrollment agreement on or before the twenty-fifth (25th) day (or such other day as the Committee may prescribe for all eligible Employees) of the month preceding the month in which the Offering Period to which such new enrollment agreement relates, begins. Additionally, a Participant may discontinue his or her participation in the Plan as provided in Section 13(a).

(f) Automatic Changes in Payroll Deduction. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 7(d) hereof, or any other applicable law, a Participant’s rate of payroll deductions may be decreased, including to 0%, at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate or amount provided in the Participant’s enrollment agreement at the beginning of the following Offering Period which is scheduled to end in the following calendar year, unless the Participant terminates participation as provided in Section 13(a).

7. Grant of Option.

(a) Shares of Common Stock Subject to Option. On a Participant’s Entry Date, subject to the limitations set forth in Section 7(d) and this Section 7(a), the Participant shall be granted an option to purchase on the Exercise Date during the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 7(b) below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided, that the maximum number of shares a Participant may purchase during any Offering Period shall be 50,000 shares.

(b) Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of: (i) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date.

(c) Fair Market Value. The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which shares are traded on the date as of which such value is being determined, or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(d) Limitation on Option that may be Granted. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code accrue at a rate which exceeds $25,000 of Fair Market Value of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(e) No Rights as Shareholder. A Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

8. Exercise of Options.

(a) Automatic Exercise. A Participant’s option for the purchase of shares shall be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited to the Participant’s account under the Plan. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

(b) Carryover of Excess Contributions. Any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date which is insufficient to purchase a full share of Common Stock shall remain in the Participant’s account, and be carried over to the next Offering Period, unless the Participant withdraws from participation in the Plan or elects to withdraw his or her account balance in accordance with Section 10(c). Any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date which is sufficient to purchase one or more full shares of Common Stock shall be distributed to the Participant in accordance with Section 10(c).

9. Issuance of Shares.

(a) Delivery of Shares. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account held by a custodian appointed by the Company for the benefit of each Participant (or the Participant’s beneficiary) as appropriate, of a certificate representing the shares purchased upon exercise of the Participant’s option or, at the Company’s option, through appropriate book entry procedures.

(b) Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

(c) Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

(d) Withholding. The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

10. Participant Accounts.

(a) Bookkeeping Accounts Maintained. Individual bookkeeping accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions, options issued, and shares purchased under the Plan. However, all Plan Contributions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

(b) Participant Account Statements. Statements of account will be given to Participants semi-annually in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

(c) Withdrawal of Account Balance Following Exercise Date. A Participant may elect at any time within the first thirty (30) days following any Offering Period, or at such other time as the Committee may from time to time prescribe, to receive in cash any amounts carried-over in accordance with Section 8(b). An election under this Section 10(c) shall not be treated as a withdrawal from participation in the Plan under Section 13(a). Notwithstanding the foregoing, any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date which is sufficient to purchase one or more full shares of Common Stock shall be distributed to the Participant as soon as administratively practicable following such Exercise Date.

11. Designation of Beneficiary.

(a) Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of the Participant’s death subsequent to an Exercise Date on which the Participant’s option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to the exercise of the option.

(b) Change of Designation. A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12. Transferability. Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).

13. Withdrawal; Termination of Employment.

(a) Withdrawal. A Participant may withdraw from the Plan at any time by giving written notice to the Company. Payroll deductions, if any have been authorized, shall cease as soon as administratively practicable after receipt of the Participant’s notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. All Plan Contributions credited to the Participant’s account, if any, and not yet invested in Common Stock, will be paid to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal. The Participant’s unexercised options to purchase shares pursuant to the Plan automatically will be terminated. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a) and subject to the restriction provided in Section 13(b), below.

(b) Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to Section 13(a) shall not again be eligible to participate in the Plan prior to the beginning of the Offering Period that commences at least 3 months from the date the Former Participant withdrew, and the Former Participant must submit a new enrollment agreement in accordance with Section 5(a) in order to again become a Participant as of that date. For the avoidance of doubt, the termination of a Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death under Section 13(c), shall not be treated as a withdrawal from the Plan pursuant to Section 13(a) and therefore, the provisions of this Section 13(b) shall not be applicable to a Participant whose Continuous Status as an Employee terminates prior to any Exercise Date for any reason, including retirement or death under Section 13(c).

(c) Termination of Employment. Upon termination of a Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 11, and the Participant’s option to purchase shares under the Plan will automatically terminate.

14. Common Stock Available under the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 14(b) below, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 2,000,000 shares. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

(b) Adjustments Upon Changes in Capitalization; Corporate Transactions.

i. If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan, including, without limitation, the maximum number of shares a Participant may purchase during any Offering Period under Section 7(a) hereof.

ii. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

iii. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (each, a “Sale Transaction”), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant’s option has been changed to the New Exercise Date and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 13(a). For purposes of this Section 14(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value (as determined by the Committee in its sole and absolute discretion) to the per share consideration received by the holders of Common Stock in the Sale Transaction.

iv. In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of Common Stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

15. Administration.

(a) Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.

(b) Requirements of Exchange Act. Notwithstanding the provisions of Section 15(a) above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.

16. Amendment, Suspension, and Termination of the Plan.

(a) Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment.

(b) Suspension of the Plan. The Board or the Committee may, as of the close of any Exercise Date, suspend the Plan; provided, that the Board or Committee provides notice to the Participants at least five business days prior to the suspension. The Board or Committee may resume the normal operation of the Plan as of any Offering Date; provided further, that the Board or Committee provides notice to the Participants at least 20 business days prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period. Participants shall have the right to withdraw carryover funds provided in Section 10(c) throughout any suspension period. The Plan shall resume its normal operation upon termination of a suspension period.

(c) Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:

i. the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

ii. such date as is determined by the Board in its discretion; or

iii. the last Exercise Date immediately preceding the tenth (10th) anniversary of the Plan’s effective date.

In the event that the Plan terminates under circumstances described in Section 16(c)(i) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.

17. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

18. Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

19. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, an employee’s employment at any time.

20. Applicable Law. The internal laws of the State of Nevada shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.

21. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

22. Effective Date. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board.

23. Equal Rights And Privileges. All eligible Employees granted an option under this Plan that is intended to meet the Code Section 423 requirements shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee, or the Board, be reformed to comply with the requirements of Section 423. This Section 23 shall take precedence over all other provisions in this Plan.

QUEST RESOURCE HOLDING CORPORATION 6175 MAIN STREET SUITE 420 FRISCO, TX 75034

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Continental Stock Transfer & Title Company, Attn: Proxy Dept., 17 Battery Place, New York, NY 10004.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUEST RESOURCE HOLDING CORPORATION

Vote on Directors

1.	PROPOSAL 1: ELECTION OF DIRECTORS: To elect as directors all of the nominees listed below, each to serve for a three-year term expiring in 2017.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

	01) T. Jeffrey Cheney, Jr. 02) Jeffrey D. Forte 03) I. Marie Wadecki	☐	☐	☐
Vote on Proposals

2.	PROPOSAL 2: To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2013 (“say-on-pay”).	For ☐	Against ☐	Abstain ☐

3.	PROPOSAL 3: To approve our 2014 Employee Stock Purchase Plan	☐	☐	☐
4.

PROPOSAL 4: To ratify the appointment of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2014.

		☐	☐	☐

and upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted FOR all directors and FOR proposals 2, 3, and 4. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QUEST RESOURCE HOLDING CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2014 ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 17, 2014

The undersigned stockholder of QUEST RESOURCE HOLDING CORPORATION, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated August 18, 2014, and hereby appoints Mitchell A. Saltz and Brian S. Dick, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of the Company, to be held on Wednesday, September 17, 2014, at 9.00 a.m., local time, at 6175 Main Street, Suite 420, Frisco, Texas 75034, and at any adjournment or postponement thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the nominee directors, FOR the say-on-pay proposal, FOR the approval of our 2014 Employee Stock Purchase Plan, and FOR the ratification of the appointment of Semple, Marchal and Cooper, LLP as the independent registered public accountant of the Company for the fiscal year ending December 31, 2014, and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE DIRECTORS, “FOR” THE SAY-ON-PAY PROPOSAL, “FOR” THE APPROVAL OF OUR 2014 EMPLOYEE STOCK PURCHASE PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF SEMPLE, MARCHAL AND COOPER, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.